EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 157 to Registration Statement No. 002-27962 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Special Investment Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 25, 2016

Appendix A

Report Date

Funds

December 22, 2015

Eaton Vance Short Duration Real Return Fund

December 17, 2015

Eaton Vance Bond Fund

December 17, 2015

Eaton Vance Bond Fund II

Portfolio whose financial statements are included in one or more of the above Funds’

annual reports for the year ending October 31, 2015:

Report Date

Funds

December 17, 2015

Bond Portfolio

December 17, 2015

Bond Portfolio II